UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-189912	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

ClubCorp Holdings, Inc. (the “Company”) is filing this Form 8-K to recast our consolidated financial statements for each of the three years in the period ended December 31, 2013 to reflect a change in our measure of segment profit and loss made in fiscal year 2014. The updates do not represent a restatement or amendment of previously issued financial statements. The recast of certain items contained in our annual report on Form 10-K for the year ended December 31, 2013 (“2013 Annual Report”) is presented in Exhibits 99.1 and 99.2 to this Form 8-K.

Adjusted EBITDA (“Adjusted EBITDA”), our financial measure of segment profit and loss, is reviewed regularly by our chief operating decision maker to evaluate segment performance and allocate resources. Our chief operating decision maker is our Chief Executive Officer. We also use Adjusted EBITDA, on a consolidated basis, to assess our ability to service our debt, incur additional debt, meet our capital expenditure requirements and assess our liquidity. We believe that the presentation of Adjusted EBITDA, on a consolidated basis, is appropriate as it provides additional information to investors about our compliance with certain financial covenants and investors and lenders have historically used EBITDA-related measures.

We began managing the business using Adjusted EBITDA, which is the earnings measure historically disclosed on a consolidated basis, as our measure of segment profit and loss in fiscal year 2014. Prior to this change, we utilized Segment EBITDA (“Segment EBITDA”) as our measure of segment profit and loss, but we also presented Adjusted EBITDA on a consolidated basis, as certain financial covenants in the credit agreement governing our secured credit facilities (the “Secured Credit Facilities”) utilize this measure of Adjusted EBITDA. These two measurements have not produced materially different results. This change results in alignment of our internal measure of segment profit and loss with the measure used to evaluate our performance on a consolidated basis and the financial covenants under the credit agreement governing the Secured Credit Facilities, and it reduces the number of non-GAAP measurements we report, thus simplifying our financial reporting. The manner in which we calculate Adjusted EBITDA has not changed.

EBITDA is defined as net income before interest expense, income taxes, interest and investment income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus or minus impairments, gain or loss on disposition and acquisition of assets, losses from discontinued operations, loss on extinguishment of debt, non-cash and other adjustments, equity-based compensation expense and an acquisition adjustment. The acquisition adjustment to revenues and Adjusted EBITDA within each segment represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of ClubCorp, Inc. in 2006. Adjusted EBITDA is based on the definition of Consolidated EBITDA as defined in the credit agreement governing the Secured Credit Facilities and may not be comparable to other companies. The credit agreement governing the Secured Credit Facilities contains certain financial covenants which require the Company to maintain specified financial ratios in reference to Adjusted EBITDA.
We began to report comparative results utilizing Adjusted EBITDA as our measurement of segment profit and loss with the filing of our Quarterly Report on Form 10-Q for the twelve weeks ended March 25, 2014.

The information included in this Form 8-K is presented for informational purposes only in connection with the changes in our measure of segment profit and loss described above and does not amend or restate our audited consolidated financial statements, which were included in our 2013 Annual Report. This Form 8-K does not reflect events occurring after we filed our 2013 Annual Report and does not modify or update the disclosures therein in any way, except to present the change in our measurement of segment profit and loss. For significant developments that have occurred subsequent to the filing of the 2013 Annual Report, refer to our Quarterly Report on Form 10-Q for the twelve weeks ended March 25, 2014.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1
Updates, where applicable, to Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, from ClubCorp Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 21, 2014

99.2
Updated Part II, Item 8. Financial Statements and Supplementary Data, from ClubCorp Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 21, 2014

101
The following information from Exhibit 99.2 formatted in eXtensible Business Reporting Language: (i) Consolidated statements of operations and comprehensive loss as of December 31, 2013, December 25, 2012 and December 27, 2011; (ii) Consolidated balance sheets as of December 31, 2013 and December 25, 2012; (iii) Consolidated statements of cash flows as of December 31, 2013, December 25, 2012 and December 27, 2011; (iv) Consolidated statements of changes in equity as of December 31, 2013, December 25, 2012 and December 27, 2011 and (v) Notes to the consolidated financial statements.*

 _____________________________

*
In accordance with Rule 406T of Regulation S-T, the information in these exhibits is furnished and is deemed not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2014	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer